================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 16, 1997


                          ALLIED WASTE INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       0-19285                                             88-0228636
(Commission File Number)                       (IRS Employer Identification No.)


15880 N. GREENWAY/HAYDEN LOOP, SUITE 100
       SCOTTSDALE, ARIZONA                                    85260
(Address of principal executive offices)                    (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (602) 423-2946


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


================================================================================

Item 7.  Financial Statements and Exhibits

         (b) Pro Forma Combined Financial Statements of Allied Waste Industries, Inc.

               (i)   Introduction

               (ii) Pro Forma Combined Balance Sheet - September 30, 1996 (unaudited)

               (iii) Pro Forma  Combined  Statement  of  Operations for the Nine
                     Months Ended September 30, 1996 (unaudited)

               (iv) Pro Forma Combined Statement of Operations for the Year Ended December 31, 1995 (unaudited)

               (v)   Notes to Pro Forma Combined Financial Statements(unaudited)

                     PRO FORMA COMBINED FINANCIAL STATEMENTS




Prior to the closing of the acquisition of the Laidlaw Solid Waste Management Group ("LSW Subsidiaries") on December 30, 1996 and the related financing (collectively, the "Transactions"), substantially all of the operating assets and liabilities of Allied Waste Industries, Inc. ("Allied") were contributed (the "Contribution") from Allied to Allied Waste North America, Inc. ("Allied U.S.").

The unaudited pro forma combined balance sheet reflects Allied U.S. after the Contribution and gives effect to the Transactions and the sale of the Canadian operations of Allied (the "Canadian Sale") as if each had occurred on September 30, 1996. The unaudited pro forma combined statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 give effect to (i) the acquisition of companies accounted for using the purchase method for business combinations completed in 1995 and 1996, which are considered to be significant; (ii) the completion of the Contribution and the Transactions for approximately $1.5 billion; (iii) the completion of the Canadian Sale for approximately $518 million and the application of the proceeds therefrom; (iv) the issuances of 11.7 million shares of Common Stock in a private placement and the application of the net proceeds therefrom; (v) the conversion and exercise of certain convertible securities and warrants into an aggregate of approximately 9.8 million shares of Allied common stock; and (vi) the completion of a public offering of 7.6 million shares of Allied common stock, and the application of the net proceeds therefrom, as if each had occurred on January 1, 1995.

The pro forma adjustments related to the purchase allocation of the Transactions are preliminary and do not give effect to an appraisal of the assets of the LSW Subsidiaries which Allied intends to obtain. The unaudited pro forma combined financial statements do not reflect adjustments for certain financial benefits, operational efficiencies and non-recurring items. These statements do not purport to be indicative of the combined financial position or combined results of operations of Allied and the LSW Subsidiaries that might have occurred, nor are they indicative of future financial position or results of operations.

The unaudited pro forma combined financial statements should be read in conjunction with the Notes to Pro Forma Combined Financial Statements and the historical consolidated financial statements of Allied and the notes thereto.

                          ALLIED WASTE INDUSTRIES, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                   (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                             Pro Forma

                                                                LSW        Canadian    Adjustments Related to
                                              Historical   Subsidiaries     Sale     Acquisitions & Divestitures
                                               (Note 1)      (Note 2)      (Note 3)          (Note 4)                  Pro Forma
                                             -----------  -------------   ---------  ---------------------------    ----------------
ASSETS
Cash and cash equivalents.................... $    7,620  $        --    $        --      $   1,500,000 (a)         $      56,620
                                                                                             1,265,000) (b)
                                                                                              (186,000) (c)

                                                                                                518,000 (d)
                                                                                              (518,000) (e)
Other current assets.........................     62,526      195,866       (51,094)          (71,866) (o)              135,432
                                              ----------  -----------    ----------       -------------            -------------
      Total current assets...................     70,146      195,866       (51,094)           (22,866)                  192,052
Property and equipment, net..................    340,729      567,630      (151,010)            100,000 (f)              856,279
                                                                                                (1,070) (o)

Goodwill, net................................     89,504      204,125      (351,222)           947,804  (g)              686,086
                 ............................
                 ............................
                 ............................
                                                                                              (204,125) (h)
Other assets.................................     36,263       99,712       (12,833)            51,331  (i)               83,631
                                                                                               (14,772) (j)
                                                                                               (76,070) (o)
      Total assets........................... $  536,642  $ 1,067,333   $  (566,159)      $     780,232            $   1,818,048
                                              ==========  ===========   ============      =============            =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt............ $   15,259  $     2,675   $      (243)      $          --            $      17,691
Other current liabilities....................     44,876      128,272       (38,178)            (5,086) (o)              129,884
                                              ----------  -----------   ------------         ----------            -------------
      Total current liabilities..............     60,135      130,947       (38,421)            (5,086)                  147,575
Long-term debt, net of current portion.......    233,132        1,895          (264)         1,500,000 (a)            1,141,510
                                                                                                110,747 (k)

                                                                                              (186,000) (c)
                                                                                              (518,000) (e)

Other long-term liabilities..................     48,641       81,784        (9,474)            40,000  (l)              168,951

                                                                                                 8,000  (p)
Stockholders' equity.........................    194,734      852,707      (518,000)         (852,707) (n)              360,012
                                                                                               (14,772) (j)
                                                                                               180,050  (m)
                                                                                               518,000  (n)
      Total liabilities and
        stockholders' equity................ $   536,642  $ 1,067,333    $ (566,159)       $   780,232             $   1,818,048
                                             ===========  ===========    ==========        ===========             =============

     The accompanying notes are an integral part of this proforma combined balance sheet.

                          ALLIED WASTE INDUSTRIES, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   (UNAUDITED)
        (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES)

                                                            Pro Forma                               Pro Forma
                                                          Adjustments                              Adjustments
                                                           Related to      Pro Forma     Canadian   Related to
                          Historical     Acquisitions    Acquisitions       for the       Sale     Canadian Sale
                           (Note 1)        (Note 2)         (Note 4)      Acquisitions  (Note 3)     (Note 4)
                          -----------   ---------------  -------------   -------------  ----------------  -----------
Revenues ............  $    183,896   $    573,572   $       --        $    757,468      $(195,076)  $    --
Cost of
   operations .......       101,153        396,530           --             497,683       (140,743)       --

Selling, general
   and administrative
   expenses .........        27,152         36,799           --              63,951       (14,775)       --
Depreciation and
   amortization
   expense ..........        23,032         71,753         14,234(b)        109,019        (27,221)       --
Pooling costs .......         6,969           --             --               6,969           --          --
                       ------------   ------------   ------------      ------------      ---------   ---------
Operating
    income ..........        25,590         68,490        (14,234)           79,846        (12,337)       --

Interest income .....          (257)          --             --                (257)          --          --
Interest expense ....         6,623           --            4,968 (d)       115,757           --          --
                                                          (10,349)(e)                                 (33,022) (h)
                                                          114,515 (f)                                  (1,430) (i)
                      ------------      ---------         ---------         --------     ---------    ---------
Income (loss)
   before income
   taxes ............        19,224         68,490       (123,368)          (35,654)       (12,337)     34,452
Income tax
   expense
   (benefit) ........         9,428         27,396        (49,347)          (12,523)       (4,935)     13,781
                       ------------   ------------   ------------      ------------      ---------   ---------
Net income (loss)
   before extra-
   ordinary loss ....         9,796         41,094        (74,021)          (23,131)        (7,402)     20,671
Dividends ...........          (861)          --             --                (861)          --          --
                       ------------   ------------   ------------      ------------      ---------   ---------

Net income (loss) to
   common share-
   holders before
   extraordinary
   loss .............  $      8,935   $     41,094   $    (74,021)     $    (23,992)     $  (7,402)  $  20,671
                       ============   ============   ============      ============      =========   =========

Net income (loss)
   per common
   share before
   extraordinary
   loss .............    $    0.15                                       $   (0.33)
                         =========                                       =========
Weighted average
   common and
   common equivalent
   shares ........... $ 59,791,034                                      72,295,076
                        ==========                                      ==========

                             Pro Forma          Pro Forma
                              for the            Financing
                          Acquisitions and     Transactions
                          Canadian Sale          (Note 5)         Pro Forma
                           -------------      ------------      ------------
Revenues ............  $     $ 562,392            $  --          $ 562,392
Cost of
   operations .......          356,940               --            356,940

Selling, general
   and administrative
   expenses .........           49,176               --             49,176
Depreciation and
   amortization
   expense ..........           81,798               --             81,798
Pooling costs .......            6,969               --              6,969
                             ---------           -------         ---------
Operating
    income ..........           67,509               --             67,509

Interest income .....             (257)              --               (257)
Interest expense ....           81,305            (409) (b)         80,896
                                  --                 --            (33,022)(h)
                                  --                 --             (1,430)(i)
                              ---------            -------        ---------
Income (loss)
   before income
   taxes ............          (13,539)               409          (13,130)
Income tax
   expense
   (benefit) ........           (3,677)               164           (3,513)
                              ---------            -------       ---------
Net income (loss)
   before extra-
   ordinary loss ....           (9,862)               245           (9,617)
Dividends ...........             (861)              --               (861)
                               ---------           -------       ---------

Net income (loss) to
   common share-
   holders before
   extraordinary
   loss .............        $ (10,723)           $   245        $ (10,478)
                              =========            =======       =========

Net income (loss)
   per common
   share before
   extraordinary
   loss .............          $ (0.15)                          $   (0.14)
                           ===========                           ==========

Weighted average
   common and
   common equivalent
   shares ...........      72,295,076                           73,114,675
                           ==========                           ==========

                                        5

     The accompanying notes are an integral part of this pro forma combined financial statement.

                          ALLIED WASTE INDUSTRIES, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)
        (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES)

                                                              Pro Forma                                    Pro Forma
                                                            Adjustments                                   Adjustments
                                                             Related to        Pro Forma     Canadian     Related to
                                 Historical   Acquisitions  Acquisitionsfor the              Sale        Canadian Sale
                                  (Note 1)      (Note 2)       (Note 4)      Acquisitions   (Note 3)      (Note 4)
                               -------------   ----------   ------------   -------------------------   ----------------
Revenues.....................  $    217,544  $   787,048  $      (207) (a)  $   982,571     $ (258,325)   $       --
                                                              (21,814) (g)
Cost of operations...........       119,238      533,175         (207) (a)      640,592       (175,630)           --
                                                              (11,614) (g)
Selling, general
   and administrative
   expenses  ................       36,708        59,758              (447)(g)   96,019        (22,691)           --
Depreciation and
   amortization expense......        27,279       97,330        19,181 (b)      139,798        (33,349)           --
                                                               (3,992) (g)
Pooling costs................         1,531           --            --            1,531              --           --
                               ------------  -----------  ------------     ------------      ----------   ----------
Operating income.............        32,788       96,785      (24,942)          104,631        (26,655)           --
Interest income..............         (716)           --            --            (716)              --           --
Interest expense.............        11,316           13           393 (c)      159,137              --     (44,030) (h)
                                                                 6,624 (d)                                   (1,906) (i)
                                                              (11,897) (e)
                                                               152,688 (f)
Conversion fee on debt
   securities converted......            56           --            --               56              --           --
                               ------------  -----------  ------------     ------------      ----------   ----------
Income (loss) before
   income taxes..............        22,132       96,772      (172,750)        (53,846)        (26,655)       45,936
Income tax expense
   (benefit).................         9,751       38,709      (69,100)         (20,640)        (10,662)       18,374
                               ------------  -----------  ------------     ------------      ----------   ----------
Net income (loss) before
   extraordinary loss........        12,381       58,063      (103,650)        (33,206)        (15,993)       27,562
Dividends....................       (4,070)           --            --          (4,070)              --           --
Conversion fee on
   equity securities
   converted.................       (2,151)           --            --          (2,151)              --           --
                               ------------  -----------  ------------     ------------      ----------   ----------
Net income (loss) to
   common shareholders
   before extraordinary
   loss......................  $      6,160  $    58,063  $  (103,650)     $   (39,427)      $ (15,993)   $   27,562
                               ============  ===========  ============     ============      ==========   ==========
Net income (loss) per
   common share before
   extraordinary loss........  $       0.15                                $     (0.74)
                               ============                                ============
Weighted average
   common and common
   equivalent shares ........  40,046,459                                    53,289,571
                             ============                                  ============

                                   Pro Forma          Pro Forma
                                    for the           Financing
                                Acquisitions and    Transactions
                                 Canadian Sale        (Note 5)               Pro Forma
                                 -------------      ---------------       --------------
Revenues....................    $     724,246       $          --        $       724,246

Cost of operations..........          464,962                  --                464,962

Selling, general
   and administrative
   expenses  ...............           73,328                  --                 73,328
Depreciation and
   amortization expense.....          106,449                  --                106,449

Pooling costs...............            1,531                                      1,531
                                -------------       -------------        ---------------
Operating income............           77,976                  --                 77,976
Interest income.............            (716)                  --                  (716)
Interest expense............          113,201               (125) (a)            108,150
                                                          (4,926) (b)


Conversion fee on debt
   securities converted.....               56                (56) (c)                 --
                                -------------       -------------        ---------------
Income (loss) before
   income taxes.............         (34,565)               5,107               (29,458)
Income tax expense
   (benefit)................         (12,928)               2,043               (10,885)
                                -------------       -------------        ---------------
Net income (loss) before
   extraordinary loss.......         (21,637)               3,064               (18,573)
Dividends...................          (4,070)               2,743                (1,327)
Conversion fee on
   equity securities
   converted................          (2,151)               2,151                     --
                                -------------       -------------        ---------------
Net income (loss) to
   common shareholders
   before extraordinary
   loss.....................    $    (27,858)       $       7,958        $      (19,900)
                                =============       =============        ===============
Net income (loss) per
   common share before
   extraordinary loss.......    $      (0.52)                            $        (0.28)
                                =============                            ===============
Weighted average
   common and common
   equivalent shares .......       53,289,571                                 71,407,951
                                =============                            ===============

                                       6

     The accompanying notes are an integral part of this pro forma combined financial statement.

                          ALLIED WASTE INDUSTRIES, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.  HISTORICAL

The historical balances represent the financial position and results of operations of Allied for each of the indicated dates and periods as reported in the historical consolidated financial statements of Allied. The historical consolidated financial statements have been restated to reflect acquisitions accounted for as poolings-of-interests.

2.  HISTORICAL AMOUNTS RELATED TO ACQUISITIONS

The amounts related to the LSW Subsidiaries in the September 30, 1996 pro forma combined balance sheet represent the historical combined balance sheet of the LSW Subsidiaries. The amounts in the pro forma combined statements of operations represent the results of operations of the companies purchased in 1995 and 1996 ("Completed Acquisitions"), including the results of operations of the LSW Subsidiaries contemplated in the Transactions, for the period prior to acquisition date, for each period presented.

The following represents acquisitions included in these pro forma combined financial statements (collectively referred to as the "Acquisitions.").

January 1995 -- Allied acquired Pen-Rob, Inc.("Pen-Rob") for total consideration of approximately $1.5 million.

May 1995 -- Allied acquired L and M Disposal, Inc. for total consideration of approximately $518,000.

June 1995 -- Allied acquired Illinois Development Corporation ("IDC") for total consideration of approximately $4.2 million.

September 1995 -- Allied acquired Duckett Disposal, Inc. ("Duckett") and Brickyard Disposal and Recycling, Inc. ("Brickyard") for total consideration of approximately $14.4 million.

January 1996 -- Allied acquired Service Waste, Inc. for total consideration of approximately $6.2 million, including approximately 778,000 shares of Common Stock.

February 1996 -- Allied acquired Clayco Sanitation Company, Inc. ("Clayco") for total consideration of approximately $2.9 million.

December 1996 -- Allied acquired the LSW Subsidiaries for total consideration of approximately $1.5 billion, as follows (in thousands):

     Cash................................     $   1,200,000
     7% Debenture........................            77,567
     Zero coupon debenture...............            33,180
     Common Stock........................           101,288
     Warrant.............................            45,000
                                              -------------
          Total..........................     $   1,457,035
                                              =============
                                       7

                          ALLIED WASTE INDUSTRIES, INC.

                                   (UNAUDITED)

The LSW Subsidiaries balance sheet data reflects balances at August 31, 1996. Amounts for the LSW Subsidiaries statement of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 are for the 12 months ended February 29, 1996 and the nine months ended August 31, 1996, respectively. Revenues and income before pro forma income taxes of $365.0 million and $43.0 million, respectively, for the six months ended February 28, 1995 have been excluded and replaced with revenues and income before pro forma income taxes of $367.7 million and $36.1 million, respectively, for the six months ended February 29, 1996 in the LSW Subsidiaries' pro forma statement of operations for the year ended December 31, 1995. Revenues and income before pro forma income taxes of $190.1 million and $21.0 million, respectively, for the three months ended November 30, 1995 have been excluded in the LSW Subsidiaries' pro forma statement of operations for the nine months ended September 30, 1996. Revenues and income before pro forma income taxes of $177.6 million and $15.1 million, respectively, for the three months ended February 29, 1996 have been included in the LSW Subsidiaries statement of operations for the 12 months ended February 29, 1996 and the nine months ended August 31, 1996.

3.    HISTORICAL AMOUNTS RELATED TO DIVESTITURES

The amounts related to the Canadian Sale in the September 30, 1996 pro forma combined balance sheet represent the historical combined balance sheet of the Canadian operations of Allied. The amounts in the pro forma combined statements of operations represent the results of operations of the Canadian operations of Allied for the period prior to the divestiture date, for each period presented.

4.  PRO FORMA ADJUSTMENTS

The pro forma adjustments reflected in the pro forma combined financial statements give effect to the following:

  Pro Forma Combined Balance Sheet

     (a) To reflect the completion of a $525 million private placement of senior subordinated notes (the "Notes") and the funding of $975 million of a senior credit facility (the "Senior Credit Facility").

     (b) To reflect cash paid in connection with the acquisition of the LSW Subsidiaries.

     (c) To reflect repayment of debt in connection with the refinancings contemplated in the Transactions.

     (d)  To reflect cash received in connection with the Canadian Sale.

     (e)  To reflect repayment of debt with the proceeds from the Canadian Sale.

     (f) To reflect the estimated fair value of land held for permitting as landfills but currently not in use.

     (g) To reflect goodwill recorded in connection with the acquisition of the LSW Subsidiaries.

     (h)  To remove goodwill recorded on the books of the LSW Subsidiaries.

     (i) To reflect commitment fees paid in connection with the Notes and the Senior Credit Facility.

     (j) To reflect write-off of commitment fees associated with debt repaid with the proceeds from the Canadian Sale.

                          ALLIED WASTE INDUSTRIES, INC.

                                   (UNAUDITED)


     (k) To reflect the issuances of the $150 million face value ($78 million discounted value) of Allied Waste Holdings (Canada) Ltd. 7% debentures and $168 million face value ($33 million discounted value) of the zero coupon debenture (collectively, the "Allied Canada Debentures") which were recorded at a discount using a 14% implicit interest rate, in connection with the acquisition of the LSW Subsidiaries.

     (l) To reflect the deferred tax liability related to temporary differences between book and tax basis of Allied Canada Debentures and certain fixed assets in connection with the acquisition of the LSW Subsidiaries.

     (m) To reflect the issuances of 14.6 million shares of Common Stock at $9.25 per share; and the Warrant, valued at $45 million, in connection with the acquisition of the LSW Subsidiaries. The Warrant was valued using a binomial pricing model adjusted for the size of the block of warrants and the restrictions on the block of warrants.

     (n) To reflect the elimination of investment in subsidiary in connection with the acquisition of the LSW Subsidiaries.

     (o) To eliminate income tax assets and liabilities arising prior to the date of sale of the LSW Subsidiaries and any intercompany investments, advances and loans not included in the sale. (p) To accrue $8 million for the estimated costs of severance and transition benefits that are expected to be paid to approximately 200 employees, primarily management, sales and administrative, of the LSW Subsidiaries as a result of the acquisition.


Allied has engaged Emcon Environmental Services, Inc. to perform an environmental assessment of certain properties to be acquired by Allied in the Transactions. Although the Emcon work is not complete and due diligence continues, Emcon has identified certain third-party contaminated waste sites and landfills of the LSW Subsidiaries. Since the Emcon Environmental Report is not yet complete, currently no amount or range of amounts can be determined which would be required to be recorded or disclosed in accordance with SFAS No. 5. Once the Emcon Environmental Report is completed, remediation plans and related cost estimates must be determined. Cost, if any, in excess of amounts accrued by the Laidlaw Sellers will be accounted for in accordance with GAAP when all facts and circumstances are known.

Pro Forma Combined Statements of Operations

     (a)  To eliminate rent expense and rental revenue between Allied and IDC.


     (b) To reflect the amortization of goodwill recorded in connection with the Acquisitions, calculated based on a 40 year life of goodwill, as follows (in thousands):

                          ALLIED WASTE INDUSTRIES, INC.

                                   (UNAUDITED)

                                                                                Year Ended      Nine Months
                                                                    Total      December 31,   September 30,
                                                                   Goodwill        1995            1996
                                                                -----------    -----------     -------------
          L and M Disposal, Inc. for the
            4 months ended April 30, 1995....................  $       601     $         6      $       --
          IDC, for the 5 months
            ended May 31, 1995...............................        1,046              11              --
          Duckett for the 8 months ended
            August 31, 1995..................................        3,510              59              --
          Service Waste, Inc. for the year
             ended December 31, 1995.........................        2,649              66              --
          Clayco for the year ended December 31,
            1995 and the month ended
            January 31, 1996.................................        2,703              68               6
          LSW Subsidiaries for the year ended
            December 31, 1995 and the 9 months
            ended September 30, 1996.........................      947,804          18,971          14,228
                                                               -----------     -----------      ----------
                Total pro forma goodwill and amortization....  $   958,313     $    19,181      $   14,234
                                                               ===========     ===========      ==========

          (c) To reflect interest expense on debt issued or assumed in connection with the Completed Acquisitions, calculated as follows (in thousands):

                                                                               Year Ended
                                                                            December 31, 1995
                                                                            -----------------
             Duckett seller notes, interest at 7% for 8 months..............  $      163

             Brickyard seller notes, interest at 7% for 8 months............         148
             Clayco seller notes, interest at 9% for 12 months..............          82
                                                                              ----------
                                                                              $      393
                                                                              ==========

          (d) To reflect amortization of fees related to the Notes and the Senior Credit Facility in connection with the acquisition of the LSW Subsidiaries, as follows (in thousands):

                                                  Fee       Amortization Period
                                                  ---       -------------------
             Notes.......................     $ 16,536           10 years
             Senior Credit Facility......     $ 34,795            7 years

          (e) To reflect the reduction of interest expense resulting from the repayment of certain indebtedness with the proceeds from the Senior Credit Facility in connection with the acquisition of the LSW Subsidiaries, calculated as follows (in thousands):

                                                                                      Nine Months
                                                                     Year Ended          Ended
                                                                    December  31,    September  30,
                                                                         1995             1996
                                                                   ---------------   --------------
         1994 $100 million senior subordinated notes,
             interest at 10.75% for one month during 1995........  $        (897)    $          --

         1994 $100 million senior subordinated notes,
             interest at 12% for 11 months during 1995
             and 7 months during 1996............................        (11,000)          (7,000)
         Credit Agreement, interest at 9.25% for
             7 months during 1996................................              --          (1,179)
         Credit Facility interest at 7% for 2 months
              during 1996........................................              --          (2,170)
                                                                   --------------    -------------
                     Total pro forma interest savings............  $     (11,897)    $    (10,349)
                                                                   ==============    =============

     (f) To reflect interest expense related to the Senior Credit Facility, the Notes, and the Allied Canada Debentures calculated for each period as follows (in thousands):

                                                                                       Nine Months
                                                                      Year Ended          Ended
                                                                      December 31,     September 30,
                                                                         1995              1996
                                                                   --------------      -------------
           Senior Credit Facility, interest at 8.5%............... $       82,875   $      62,156
           Notes, interest at 10.25%..............................         53,813          40,360
           7% Debenture, implicit interest at 14%.................         11,200           8,400
           Zero Coupon Debenture, implicit interest at 14%                  4,800           3,600
                                                                   --------------   -------------
                     Total pro forma interest expense............. $      152,688   $     114,516
                                                                   ==============   =============

          An increase in the interest  rate of  one-eighth  of a percent on the Senior Credit Facility would increase interest expense $1.2 million and $0.9 million and decrease net income $0.7 million and $0.5 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

     (g)  To  reflect   elimination   of  revenues   and  expenses  of  the  LSW
          Subsidiaries related to assets that will not be acquired in connection with the Transactions.

     (h) To reflect the reduction of interest expense resulting from the repayment of $518 million on the Senior Credit Facility with the proceeds from the Canadian Sale.

     (i) To reflect the reduction of interest expense resulting from the write-off of fees associated with the repayment of $518 million on the Senior Credit Facility with the proceeds from the Canadian Sale.

5.   FINANCING TRANSACTIONS

The pro forma combined financial statements assume that (i) Allied issued 11.7 million shares of Common Stock on January 1, 1995 in connection with a private placement of equity which closed on January 31, 1995, (ii) certain holders of preferred stock, convertible debt and warrants converted their preferred stock or convertible debt into or exercised their warrants for, an aggregate of approximately 9.8 million shares of Common Stock and, (iii) Allied completed a public offering of 6.5 million shares of Common Stock in January

                          ALLIED WASTE INDUSTRIES, INC.

                                   (UNAUDITED)

1996.

The pro forma combined financial statements do not include the extraordinary charge of approximately $18 million ($11 million net of income tax benefit) related to the early extinguishment of debt.

The adjustments related to the financing transactions reflected in the pro forma combined financial statements give effect to the following:

(a) To reflect reduction of interest expense resulting from the repayment of certain indebtedness of Allied from the proceeds of the private placement of equity completed in 1996.

(b) To reflect reduction of interest expense resulting from the conversion of certain convertible subordinated debt into Common Stock and the repayment of certain indebtedness from the proceeds of the sale of 7.6 million shares of Common Stock in a public offering completed in 1996.

(c) To reflect the elimination of one-time costs related to the conversion of debt securities converted in 1995.

6.   NET INCOME (LOSS) PER COMMON SHARE

Pro forma net income (loss) per common share is calculated by dividing pro forma net income to common shareholders less requirements on Series D preferred stock, 7% preferred stock, and 9% preferred stock by the pro forma weighted average common and common equivalent shares outstanding during the periods. Pro forma weighted average common and common equivalent shares have been computed as follows:

                          ALLIED WASTE INDUSTRIES, INC.

                                   (UNAUDITED)

                                                    Year Ended December 31, 1995         September 30, 1996
                                                --------------------------------   -----------------------------
                                                   Pro Forma                          Pro Forma
                                                for Acquisitions    Pro Forma      for Acquisition      Pro Forma
                                                ----------------    ---------      ---------------      ---------
Historical weighted average
    common shares............................        37,823,370     37,823,370        57,594,445        57,594,445

Pro forma effect of issuing
   common shares for --
   Service Waste acquired and
      accounted for as a purchase............           889,445        889,445           100,631           100,631
      The LSW Subsidiaries acquired
      and accounted for
      as a purchase..........................        14,600,000     14,600,000        14,600,000        14,600,000
   Common shares issued pursuant
      to a private placement.................                --        962,433                --                --
   Common shares issued in
      connection with the
      public offering........................                --      7,606,282                --           638,484
   Conversion of convertible
      subordinated debt
      into common shares.....................                --      1,827,639                --           172,883
   Conversion of Series C Preferred
      into common shares.....................                --        233,533                --                --
   Conversion of Series D Preferred
      into common shares.....................                --        731,255                --                --
   Conversion of 9% Preferred into
      common shares and issuances
      of inducement conversion shares........                --      4,859,991                --                --
   Conversion of $90 Preferred into
      common shares and issuances
      of inducement conversion shares........                --      1,343,374                --                --
   To remove the impact of contingently
      issuable shares........................          (23,244)       (23,244)                --                --
   Exercise of warrants......................                --        553,873                --             8,232
                                                ---------------  -------------   ---------------     -------------
                                                     53,289,571     71,407,951        72,295,076        73,114,675
                                                ===============  =============   ===============     =============

7.    PRO FORMA MATURITIES OF LONG-TERM DEBT

Aggregate future maturities of pro forma long-term debt outstanding at September 30, 1996 (in thousands):

        Maturity
        --------
    3 months 1996....................    $     4,046
    1997.............................         18,067
    1998.............................         14,343
    1999.............................         12,256
    2000.............................          6,604
    2001.............................          6,021
    Thereafter.......................      1,097,864

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            ALLIED WASTE INDUSTRIES, INC.


                                          By:   /s/PETER S. HATHAWAY
                                             -----------------------------
                                                Vice President, Treasurer
                                              and Chief Accounting Officer




Date:  February 14, 1997